Exhibit 99.1

AEROGROW ANNOUNCES NEW AMAZON.COM DISTRIBUTION AGREEMENT

Retail Sales Growth Expected For Holiday Season as Amazon, Canadian Tire Expand AeroGarden® Distribution

Boulder, CO – November 1, 2012 - AeroGrow International, Inc. (OTCQB:AEROD) ("AeroGrow" or the "Company") announced that it has reached a new agreement with Amazon.com, the world’s largest online retailer, to carry its AeroGarden® line of indoor gardening products.

“We had a very successful partnership with Amazon in the past that generated millions in sales annually by combining our unique products with their best-in-class direct sales engine,” said Mike Wolfe, President and CEO of AeroGrow. “We are looking forward to once again leveraging Amazon’s broad reach and marketing prowess to drive sales for both our companies.”

AeroGrow also announced an expansion in its brick and mortar retail sales relationship with Canadian Tire Corporation, Canada’s largest mass retailer. Canadian Tire is now including AeroGardens as part of its holiday promotional efforts and will feature AeroGarden promotions in a number of its sales circulars during the holiday selling season. These special offers will be supported by an aggressive program of nationwide consumer television advertising. Canadian Tire is one of Canada’s largest mass retailers, with 485 department stores throughout Canada.

As a result of the expanded online distribution and increased retail sales activity, AeroGrow now anticipates that the December quarter will mark its first year-over-year quarterly increase in sales to the retail channel since 2008.

"Our sales into the retail channel are growing once again," commented Mr. Wolfe, “Because of the difficult economic realities in 2008, we had to deemphasize the retail channel in order to focus on our operations and restoring our profitability. Those efforts were successful, allowing us to announce our first annual EBITDA profit this past June. Now it is time to turn our attention once again to driving profitable growth. We believe that offering our products through retailers that complement our existing distribution, like Amazon and Canadian Tire, will not only enhance our top-line growth, but will increase the visibility of our product line and brand, and improve our overall profitability.”

For more information on the AeroGarden or AeroGrow’s full line of indoor garden products, please visit www.aerogarden.com. Follow us on Twitter at @aerogarden and Facebook at www.facebook.com/aerogarden.

About AeroGrow International, Inc.
Founded in 2002 in Boulder, Colorado, AeroGrow International, Inc. is dedicated to the research, development and marketing of the AeroGarden line of foolproof, dirt-free indoor gardens. AeroGardens allow anyone to grow farmer's market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. See www.aerogrow.com.

FORWARD-LOOKING STATEMENTS
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements by Mike Wolfe, and/or the Company, statements regarding growth of the AeroGarden product line, ability to raise capital, optimism related to the business, expanding sales, and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company's products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the indoor garden market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including in “Item 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contact:
John Thompson
AeroGrow International, Inc.
303-444-7755